Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 9, 2019

Motorola Solutions, Inc.

500 West Monroe Street

Chicago, IL 60661

Re:	Registration Statement on Form S-3 (No. 333-230136)

Ladies and Gentlemen:

We have acted as special counsel to Motorola Solutions, Inc. a Delaware corporation (the “Company”), in connection with the offering (the “Offering”) by SLP IV Mustang Holdings, L.P., a Delaware limited partnership, and SLP IV Mustang Holdings II, LP, a Delaware limited partnership (collectively, the “Selling Securityholders”) of an aggregate of 2,471,271 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) pursuant to the prospectus supplement dated September 5, 2019 (the “Prospectus Supplement”) and the accompanying prospectus dated March 7, 2019 (the “Base Prospectus”) that form a part of the Company’s effective Registration Statement on Form S-3 (Registration No. 333-230136) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2019.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements (including the previously filed investment agreement and indenture relating to the Shares), documents and other instruments, including the certificate of incorporation and bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth

Motorola Solutions, Inc.

September 9, 2019

below, and have assumed the accuracy of and compliance with (and valid execution and enforceability of (as applicable)) such records, agreements, documents and other instruments. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and other representatives of the Company and the Selling Securityholders and certificates or comparable documents of public officials and of officers and other representatives of the Company and the Selling Securityholders.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents we have examined or reviewed, we are of the opinion that the Shares are validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion. This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed by the Company with the SEC on the date of this opinion and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement and under the caption “Legal Matters” in the Prospectus, each included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz